Exhibit 99.1

Barnes & Noble Reports Holiday Sales Results

NEW YORK--(BUSINESS WIRE)--January 7, 2010--Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today reported holiday sales for the nine-week holiday period from November 1, 2009 to January 2, 2010.

Barnes & Noble store sales were $1.1 billion, a 5% decrease over the same period a year ago, with comparable store sales decreasing 5.4%. Barnes & Noble.com sales increased 17% for the holiday selling season and totaled $134 million. Barnes & Noble.com sales include nook™ revenues recognized since the product began shipping after Thanksgiving.

“We’re pleased we were able to ship all holiday orders for nook in time,” said Steve Riggio, Chief Executive Officer of Barnes & Noble. “Orders for nook remained strong throughout the holiday season, and, in fact, accelerated after we announced that we had sold out our initial supply. Demand remains strong in the New Year and greater than our supply, however, we expect production to catch-up with demand and be fully stocked in our stores in the next few months."

Based on lower than expected holiday sales, the company is reducing its third quarter earnings guidance to be in a range of $1.20 to $1.40 per share. The company’s previous third quarter earnings guidance was in a range of $1.30 to $1.50 per share.

Barnes & Noble, Inc. will report third quarter earnings results and discuss its outlook for the balance of fiscal year 2010 on or about February 23, 2010.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 775 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving nearly 4 million students and over 250,000 faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the sixth year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features hundreds of thousands of titles in its eBookstore (www.bn.com/ebooks). Customers can buy and read eBooks on a wide range of platforms, including nook by Barnes & Noble, the iPhone and iPod touch, BlackBerry® smartphones, as well as most Windows® and Mac® laptops or full-sized desktop computers.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

nook is a trademark of Barnes & Noble, Inc.

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SAFE HARBOR

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product shortages, and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com